UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2019

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

             (866) 204-6703

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2019, Bravatek Solutions, Inc. (“Bravatek”) entered into a Rescission, Settlement, and Confidentiality Agreement with Mutual Releases (the “Rescission Agreement”) with Johnny Bolton and Jonathan A. Bolton (collectively the “Boltons”), pursuant to which (i) Bravatek and the Boltons agreed to rescind the Amended and Restated Stock Purchase Agreement dated effective as of January 1, 2018 (the “Stock Purchase Agreement”), under which Bravatek had purchased from the Boltons the outstanding capital stock of Helpcomm, Inc. (“Helpcomm”), a Virginia corporation, with such rescission to be considered effective as of January 1, 2018. Pursuant to the Rescission Agreement, the parties also agreed as follows: (i) the Boltons agreed to return their shares of Bravatek capital stock to Bravatek; (ii) Bravatek agreed to return its shares of Helpcomm to the Boltons; (iii) the Boltons agreed to deliver Bravatek’s property to Bravatek; (iv) the Boltons agreed that Helpcomm would provide the defense and responsibility for all actions pending against or relating to Helpcomm; (v) the Boltons agreed to indemnify Bravatek for claims and damages relating to Helpcomm, and (vi) Bravatek agreed to indemnify the Boltons for claims and damages relating to Bravatek’s operations unrelated to Helpcomm.

The foregoing description of the Rescission Agreement and its terms is qualified in its entirety by the full text of the Rescission Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

10.1	Rescission, Settlement, and Confidentiality Agreement with Mutual Releases dated March 12, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: March 15, 2019	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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